UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2015

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7707 Gateway Blvd, Suite 140, Newark, CA		94560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510.456.4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 24, 2015 StemCells, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 35,715,000 shares of common stock of the Company (the “Shares”) and warrants to purchase up to 26,786,250 shares of common stock (the “Warrants”). The Shares and Warrants will be sold at a public offering price of $0.70 for a fixed combination of one Share and a Warrant to purchase three-quarters of a share of common stock at an exercise price of $0.85 per share of common stock in an underwritten public offering (the “Offering”). The Company has also granted the Underwriters a 30-day option to purchase up to an additional 5,357,250 shares of common stock and warrants to purchase 4,017,938 to cover over-allotments, if any.

The Company expects that the gross proceeds of the Offering will be approximately $25.0 million. The Shares, the Warrants and the shares of common stock underlying the Warrants are being issued pursuant to the effective registration statement on Form S-3 (File No. 333-193100).

The Offering is expected to close on or about April 29, 2015, subject to the satisfaction of customary closing conditions.

On April 23, 2015, the Company issued a press release announcing that it intended to make a public offering of securities. On April 24, 2015, the Company issued a press release announcing the pricing and terms of the Offering. Copies of the two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference. Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated April 24, 2015, regarding the Shares and Warrants to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement between StemCells, Inc. and Maxim Group LLC

4.1	Form of Warrant

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Press Release of StemCells, Inc. dated April 23, 2015

99.2	Press Release of StemCells, Inc. dated April 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2015	StemCells, Inc.

/s/ Kenneth B. Stratton
	Name:	Kenneth B. Stratton
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement between StemCells, Inc. and Maxim Group LLC

4.1	Form of Warrant

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Press Release of StemCells, Inc. dated April 23, 2015

99.2	Press Release of StemCells, Inc. dated April 24, 2015